EXHIBIT 99.3

WRITTEN CONSENT TO ACTION OF THE DIRECTORS OF
CENTOR, INC.
A NEVADA CORPORATION

The undersigned Directors, being all the Directors of Centor, Inc., a Nevada corporation, pursuant to the by-laws of the Corporation, hereby consent to the following action, and waive all notice or other meeting requirements.

1)    Removal of Director

WHEREAS, the Company has determined that the following director be removed from the board of directors of the Corporation.

Joseph Maher

RESOLVED, that the number of directors of the Corporation Remain at three directors to serve until the next annual meeting of the shareholders or until removed or other action as allowed by the corporate bylaws.

Dated: This 18th day of November 2013

The undersigned, being all the Directors of Centor, Inc., waive the required notice of meeting and consent to all actions taken hereby.

/s/ Bradley Wilson
______________
Bradley Wilson,
President, CEO, Director

/s/ Frederick Da Silva
______________
Frederick Da Silva,
Secretary, Treasurer, Director,